PROMISSORY NOTE

U.S. $5,000,000.00	May 26, 2011 Seattle, Washington

FOR VALUE RECEIVED, GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation, G&E HC REIT II BASTIAN SNF, LLC, a Delaware limited liability company, G&E HC REIT II CHARLOTTESVILLE SNF, LLC, a Delaware limited liability company, G&E HC REIT II LEBANON SNF, LLC, a Delaware limited liability company, G&E HC REIT II LOW MOOR SNF, LLC, a Delaware limited liability company, and G&E HC REIT II MIDLOTHIAN SNF, LLC, a Delaware limited liability company (“Borrowers”), jointly and severally promise to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”), having an address at Key Healthcare Finance, 1301 Fifth Avenue, 23rd Floor, Mailcode: WA 31-13-2313, Seattle, WA 98101, the principal sum of FIVE MILLION and NO/100 DOLLARS ($5,000,000.00) and interest from the date hereof on the balance of principal from time to time outstanding, in United States currency, at the rates and at the times hereinafter described.

This Note is issued by Borrowers pursuant to that certain Additional Advance Agreement of even date herewith (the “Additional Advance Agreement”) entered into between Lender and Borrowers and evidences the Additional Loan referred to therein. Payment of this Note is governed by the Additional Advance Agreement, the terms of which are incorporated herein by express reference as if fully set forth herein. Capitalized terms used and not otherwise defined herein shall have the same meanings those terms have when used in the Additional Advance Agreement.

1.	Interest. The outstanding principal balance of this Note shall bear interest as provided in the Additional Advance Agreement.

2.	Payment at Maturity. The indebtedness evidenced hereby shall mature and become due and payable in full on June 25, 2011 (the “Maturity Date”). On the Maturity Date, the entire outstanding principal balance hereof, together with accrued and unpaid interest and all other sums evidenced by this Note, shall, if not sooner paid, become due and payable in full.

3.	Prepayment. This Note may be prepaid in whole or in part at any time without notice or prepayment fee.

4.	General Provisions.

(a)	In the event (i) the principal balance hereof is not paid when due whether by acceleration or upon the Maturity Date or (ii) an Event of Default exists, then the principal balance hereof shall bear interest at the Default Rate.

(b)	Borrowers agree that the obligation evidenced by this Note is an exempt transaction under the Truth-in-Lending Act, 15 U.S.C. § 1601, et seq.

(c)	The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Borrowers and the holder or holders hereof under the remainder of this Note shall continue in full force and effect. All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holders hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, the fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance the holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

(d)	This Note and all provisions hereof shall be binding upon Borrowers and all persons claiming under or through Borrowers, and shall inure to the benefit of Lender, together with its successors and assigns, including each owner and holder from time to time of this Note.

(e)	Time is of the essence as to all dates set forth herein.

(f)	Borrowers agree that their liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; and Borrowers consent to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to any substitution, exchange or release of the collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrowers, endorsers, guarantors, or sureties, all whether primarily or secondarily liable, without notice to Borrowers and without affecting their liability hereunder.

(g)	Borrowers hereby waive and renounce for themselves, their successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption and homestead laws now provided, or which may hereafter be provided, by the laws of the United States and of any state thereof against the enforcement and collection of the obligations evidenced by this Note.

(h)	If this Note is placed in the hands of attorneys for collection or is collected through any legal proceedings, Borrowers promise and agree to pay, in addition to the principal, interest and other sums due and payable hereon, all reasonable out-of-pocket costs of collecting or attempting to collect this Note, including all reasonable attorneys’ fees and disbursements.

(i)	All parties now or hereafter liable with respect to this Note, whether Borrowers, principal, surety, guarantor, endorsee or otherwise hereby severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest. No failure to accelerate the indebtedness evidenced hereby, acceptance of a past due installment following the expiration of any cure period provided by this Note, any Loan Document or applicable law, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Virginia. Borrowers hereby expressly waive the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. Lender is making the Loan to Borrowers for the purpose of acquiring the Facilities located in the Commonwealth of Virginia. Accordingly, Borrowers agree that this Note shall be construed, enforced and otherwise governed by the laws of the Commonwealth of Virginia.

Borrowers have delivered this Note as of the day and year first set forth above.

GRUBB & ELLIS HEALTHCARE REIT II, INC.,
a Maryland corporation

By: /s/ Danny Prosky
Name: Danny Prosky
Title: President, Chief Operating Officer

G&E HC REIT II BASTIAN SNF, LLC,
a Delaware limited liability company

By: G&E HC REIT II Virginia SNF Portfolio LLC,

a Delaware limited liability company, its sole member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its sole member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Pres., Chief Operating Officer

G&E HC REIT II CHARLOTTESVILLE SNF, LLC,

a Delaware limited liability company

By: G&E HC REIT II Virginia SNF Portfolio LLC,
a Delaware limited liability company, its sole member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its sole member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Pres., Chief Operating Officer

G&E HC REIT II LEBANON SNF, LLC,

a Delaware limited liability company

By: G&E HC REIT II Virginia SNF Portfolio LLC,
a Delaware limited liability company, its sole member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its sole member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Pres., Chief Operating Officer

G&E HC REIT II LOW MOOR SNF, LLC,

a Delaware limited liability company

By: G&E HC REIT II Virginia SNF Portfolio LLC,
a Delaware limited liability company, its sole member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its sole member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Pres., Chief Operating Officer

G&E HC REIT II MIDLOTHIAN SNF, LLC,

a Delaware limited liability company

By: G&E HC REIT II Virginia SNF Portfolio LLC,
a Delaware limited liability company, its sole member

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership, its sole member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Pres., Chief Operating Officer